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                                                                    EXHIBIT 99.1

                          STOCK ACQUISITION AGREEMENT

This Stock Acquisition Agreement ("Agreement") is made as of January 9, 1998, by Focus Surgery, Inc., a Delaware Corporation ("Acquiror"), and Rosebud Holding, L.L.C. ("Rosebud"), Richard Greenberg ("RG") and George Greenberg ("GG"), (collectively the "Exchangors").

                                    RECITALS

         Exchangors desire to exchange, and Acquiror desires to acquire, all of the issued and outstanding shares of capital stock of Environmental Waste Management Associates, Inc. and Integrated Analytical Laboratories, Inc. (the "Stock") and all of the ownership interest of Environmental Waste Management Associates, L.L.C. and Integrated Analytical Laboratories, L.L.C. (the "Ownership Interest"); [hereinafter Stock and Ownership Interest shall be referred to collectively as the "Shares"], for the consideration and on the terms set forth in this Agreement.

                                   AGREEMENT

         The parties, intending to be legally bound, agree as follows:

1.       DEFINITIONS

         For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

         "Acquired Companies" - Environmental Waste Management Associates, Inc. ("EWMA"), Environmental Waste Management Associates, L.L.C. ("EWLLC"), Integrated Analytical Laboratories, Inc. ("IAL"), and Integrated Analytical Laboratories, L.L.C. ("ILLC"), and each an "Acquired Company".

         "Acquiror" - as defined in the first paragraph of this Agreement.

         "Acquiror's Stock" - the Five Million (5,000,000) shares of Focus Surgery, Inc. to be issued to Exchangors.

         "Best Efforts" - the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

         "Breach" - a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any material inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any material claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other





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provision, and the term "Breach" means any such material inaccuracy, breach, failure, claim, occurrence, or circumstance.

         "Closing" - as defined in Section 2.3.

         "Closing Date" - the date and time as of which the Closing actually takes place.

         "Consent" - any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "Contemplated Transactions" - all of the transactions contemplated by this Agreement, including:

                 (a) the exchange of the Shares by Exchangors and [or with] Acquiror;

                 (b) the performance by Acquiror and Exchangors of their respective covenants and obligations under this Agreement; and

                 (c) Acquiror's acquisition and ownership of the Shares and exercise of control over the Acquired Companies.

         "Contract" - any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "Damages" - as defined in Section 10.2.

         "Encumbrance" - any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         "Exchange Act" - the Securities Exchange Act of 1934, as amended.

         "Exchangors" - as defined in the first paragraph of this Agreement.

         "Facilities" - any leaseholds or other interest currently or formerly owned or operated by any Acquired Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by any Acquired Company.

         "GAAP" - generally accepted accounting principles, applied on a basis consistent with the basis on which the Audited Financial Statements referred to in Section 3.4 were prepared.





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         "Governmental Authorization" - any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "Governmental Body" - any:

                 (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                 (b) federal, state, local, municipal, foreign, or other government;

                 (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                 (d)      multinational organization or body; or

                 (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "IRC" - the Internal Revenue Code of 1986, as amended or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code of 1986, as amended, or any successor law.

         "IRS" - the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         "Knowledge" - an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

                 (a) such individual is actually aware of such fact or other matter; or

                 (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

A Person (other than an individual) will be deemed to have "knowledge' of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

         "Legal Requirement" - any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.





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         "Order" - any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "Ordinary Course of Business" - an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

                 (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                 (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

                 (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

         "Organization Documents" - (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the certificate of formation and the operating agreement of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and
(f) any amendment to any of the foregoing.

         "Person" - any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "Proceeding" - any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "Related Person" - with respect to a particular individual:

                 (a)      each other member of such individual's Family;

                 (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

                 (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and





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                 (d)      any Person with respect to which such individual or
one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

                 (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                 (b) any Person that holds a Material Interest in such specified Person;

                 (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

                 (d) any Person in which such specified Person holds a Material Interest;

                 (e) any Person with respect to which such specified Person serves as a general partner, manager or a trustee (or in a similar capacity); and

                 (f) any Related Person of any individual described in clause (b) or (c).

For purposes of this definition, (a) the "Family" of an individual includes (i) the individual (ii) the individual's spouse (iii) any other natural person who is related to the individual or the individual's spouse within the second degree and (iv) any other natural person who resides with such individual, and
(b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

         "Representative" - with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "Securities Act" - the Securities Act of 1933, as amended or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Shares" - as defined in the Recitals of this Agreement.

         "Tax" or "Taxes" - means all income, gross receipts, sales, use, employment, franchise, profits, property, excise or other taxes, estimated import duties, fees, stamp taxes and duties, assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.





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         "Tax Return" - any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "Threatened" - a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

2.       TRANSFER OF SHARES AND ACQUIROR'S STOCK; CLOSING

         2.1     SHARES

                 Subject to the terms and conditions of this Agreement, at the Closing, Exchangors will sell and transfer the Shares to Acquiror, and Acquiror will acquire the Shares from Exchangors.

         2.2     EXCHANGE OF SHARES AND ACQUIROR'S STOCK

                 (a) Acquiror shall issue to Exchangors Five Million (5,000,000) shares of Acquiror's Stock in exchange for Exchangors' transfer to Acquiror of the Shares.

                 (b) The Acquiror's Stock issued to the Exchangors pursuant to (a) above shall represent, after issuance, ninety-five (95%) percent of all the issued and outstanding shares of Acquiror.

                 (c) Exchangors shall place in an escrow account $50,000.00 to be used by the Acquiror to defer the expenses incurred in connection with this transaction. The escrow funds shall be disbursed pursuant to the provisions of Section 11.1.

         2.3     CLOSING

                 The exchange of Shares and Acquiror's Stock (the "Closing") provided for in this Agreement will take place at 10 o'clock A.M., local time, at the offices of Exchangors' counsel thirty (30) calendar days after the entry of a Final Order of the United States Bankruptcy Court confirming a Plan of Reorganization or, if such date shall not be a regular business day, then on the next ensuing regular business day, provided however that the Closing may be held at such other time, or such other date after entry of such Final Order, or at such other time as the parties may mutually agree. All parties shall use their best efforts to Close this transaction on or before June 1, 1998.





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         2.4     CLOSING OBLIGATIONS

                 At the Closing:

                 (a)      Exchangors will deliver to Acquiror:

                          (i)     certificates representing the Stock duly
endorsed;

                          (ii)    certificates representing the transfer of the
Ownership Interest;

                          (iii)   an opinion of counsel satisfactory to
Acquiror; and

                          (iv)    a certificate executed by Exchangors
representing and warranting to Acquiror that, except as stated in such certificate, each of Exchangors' representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date.

                 (b)      Acquiror will deliver to Exchangors:

                          (i)     certificates representing the Acquiror's
Stock as required by Section 2.2 above in such denominations and numbers and in such names as are in accordance with Exhibit 2.2;

                          (ii)    Final Non-appealable Order of the United
States Bankruptcy Court confirming a Plan of Reorganization which incorporates the terms and conditions of this Agreement;

                          (iii)   an opinion of counsel satisfactory to
Exchangors, which shall include an affirmative representation in form and substance satisfactory to Exchangors in their sole discretion, that the Contemplated Transactions have been approved by the United States Bankruptcy Court and that Notice of the Contemplated Transactions and Plan of Reorganization has been given to all of the Acquiror's creditors and potential parties in interest; and

                          (iv)    a certificate executed by Acquiror to the
effect that, except as otherwise stated in such certificate, each of Acquiror's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date.

3.       REPRESENTATIONS AND WARRANTIES OF EXCHANGORS

                 Exchangors represent and warrant to Acquiror as follows:

         3.1     ORGANIZATION AND GOOD STANDING

                 (a) Exhibit 3.1 contains a complete and accurate list for each Acquired Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is qualified





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or authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). Each Acquired Company is a corporation or limited liability company duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or organization, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform its obligations. Each Acquired Company is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified or authorized would not have a material adverse effect on the Acquired Companies, taken as a whole.

                 (b) Exchangors have delivered to Acquiror copies of the Organization Documents of each Acquired Company, as currently in effect.

         3.2     AUTHORITY; NO CONFLICT

                 (a) This Agreement constitutes the legal, valid, and binding obligation of Exchangors, enforceable against Exchangors in accordance with its terms. Exchangors have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform their obligations under this Agreement and in connection with the Contemplated Transactions.

                 (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                          (i)     contravene, conflict with, or result in a
violation of (A) any provision of the Organization Documents of the Acquired Companies, or (B) any resolution adopted by the board of directors or the stockholders of any Acquired Company;

                          (ii)    contravene, conflict with, or result in a
violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, may be subject;

                          (iii)   contravene, conflict with, or result in a
violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, any Acquired Company;

                          (iv)    cause Acquiror or any Acquired Company to
become subject to, or to become liable for the payment of, any Tax;





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                          (v)     cause any of the assets owned by any Acquired
Company to be reassessed or revalued by any taxing authority or other Governmental Body;

                          (vi)    contravene, conflict with, or result in a
violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract; or

                          (vii)   result in the imposition or creation of any
Encumbrance upon or with respect to any of the assets owned or used by any Acquired Company.

                 (c) That Exchangors hold and own all of the issued and outstanding Stock and Ownership Interest in each of the Acquired Companies.


No Acquired Company is or will be required to give any notice to or obtain any Consent from any Person, except PNC Bank, N.A., which consent will be obtained within 60 days of the execution of this Agreement by all parties, in connection with the execution and delivery of this Agreement or the consummation or performance by it of any of the Contemplated Transactions.

         3.3     CAPITALIZATION

         The authorized equity securities and the ownership interest of the Acquired Companies consists of the Stock and Ownership Interest reflected on
Exhibit 3.1. Exchangors are and will be on the Closing Date the record and beneficial owners and holders of the Stock and Ownership Interest free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of any Acquired Company. All of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable. Except for this Agreement, there are no contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Acquired Company. None of the outstanding equity securities or other securities of any Acquired Company was issued in violation of the Securities Act or any other Legal Requirement. No Acquired Company owns, or has any contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

         3.4     FINANCIAL STATEMENTS

         Complete, true and correct copies of the balance sheets of EWMA and IAL as at December 31, 1996 and December 31, 1995, and complete, true and correct copies of the related statements of income, stockholders' equity and changes in financial position for the two years ended December 31, 1996, together with the report thereon of J.H. Cohn, LLP (collectively, the "Audited Financial Statements") and the unaudited interim balance sheet, related statement of income and expenses and statement of cash flows for the three month period ended as at March 31, 1997 of the Acquired Companies (the March 31 Financial Statements") heretofore have been





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delivered to Acquiror and are attached hereto as Exhibit 3.4.  The Audited
Financial Statements, heretofore have been delivered to Acquiror and including the related notes, (A) are in accordance with the books of account and records of EWMA and IAL, (B) present fairly the financial condition and results of operations of EWMA and IAL as of the dates and for the periods indicated, and
(C) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis through the periods covered thereby. The Acquired Companies shall be permitted to write-off or distribute up to two million ($2,000,000) dollars of assets as reflected in the March 31 Financial Statements.

         3.5     BOOKS AND RECORDS

         The books of account, minute books, stock record books, and other records of the Acquired Companies, all of which have been made available to Acquiror, are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Acquired Companies contain accurate and complete records of all meetings held of, corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Acquired Companies, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Acquired Companies.

         3.6     CONDITION AND SUFFICIENCY OF ASSETS

         The buildings, plants, structures, and equipment of the Acquired Companies are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost to the Acquired Companies, taken as a whole. The building, plants, structures and equipment of the Acquired Companies are sufficient for the continued conduct of the Acquired Companies' businesses after the Closing in substantially the same manner as conducted prior to the Closing.

         3.7     TAXES

                 (a) The Acquired Companies have filed or caused to be filed (on a timely basis since 1993) all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Exchangors have made available to Acquiror copies of all such Tax Returns for the calendar years 1994, 1995 and 1996. The Acquired Companies have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by any Acquired Company, except such Taxes, if any, as are listed in
Exhibit 3.11 and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Audited Financial Statements or the March 31 Financial Statements.





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                 (b)      The charges, accruals and reserves with respect to
Taxes on the respective books of each Acquired Company are adequate (determined in accordance with GAAP) and are at least equal to that Acquired Company's liability for Taxes. There exists no proposed tax assessment against any Acquired Company except as disclosed in the Audited Financial Statements or the March 31 Financial Statements or on Exhibit 3.11. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by any Acquired Company. All Taxes that any Acquired Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

                 (c) All Tax Returns filed by (or that include on a consolidated basis) any Acquired Company are true, correct, and complete.
There is no tax sharing agreement that will require any payment by any Acquired Company after the date of this Agreement. Each of the Acquired Companies has made a proper election to be treated as a Subchapter "S" corporation.

         3.8     COMPLIANCE WITH LAWS

         On the Closing Date, each of the Acquired Companies will be in material compliance with all applicable laws, regulations or Orders with respect to the operation of its business and name of the Acquired Companies shall have received any notice of any such alleged violation, except for violations the existence of which would not individually or in the aggregate have a material adverse effect on the Acquired Companies, taken as a whole.

         3.9     LEGAL PROCEEDINGS; ORDERS

                 (a) Except as set forth in Exhibit 3.15, there is no pending Proceeding:

                          (i)     that has been commenced by or against any
Acquired Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, any Acquired Company; or

                          (ii)    that challenges, or that may have the effect
of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

To the Knowledge of the Exchangors, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Exchangors have delivered to Acquiror copies of all pleadings, correspondence, and other documents relating to each Proceeding listed on Exhibit 3.15. The Proceedings listed on Exhibit 3.15 will not have a material adverse effect on the Acquired Companies, taken as a whole.

                 (b)      Except as set forth on Exhibit 3.15:





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                          (i)     there is no Order to which any of the
Acquired Companies, or any of the assets owned or used by any Acquired Company, is subject;

                          (ii)    no Exchangor is subject to any Order that
relates to the business of, or any of the assets owned or used by, any Acquired Company; and

                          (iii)   to the Knowledge of the Exchangors, no
officer, director, agent, or employee of any Acquired Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of any Acquired Company.

         3.10    INSURANCE

                 (a) Exhibit 3.18 lists all policies or binders of fire, casualty, liability, burglary, fidelity, workers' compensation, vehicular, life and other insurance held by or on behalf of the Acquired Companies. Such policies and binders are in full force and effect. The Acquired Companies are not in default with respect to any provision contained in any such policy or binder and have not failed to give notice or present any claim under any such policy or binder in due and timely fashion which failure could have a material adverse effect on the Acquired Companies, taken as a whole. Except as set forth in Section 3.10, there are no outstanding unpaid claims under any such policy or binder, and the Acquired Companies have not received any notice of cancellation or non-renewal of any such policy or binder. The Exchangors agree to cause the affected Acquired Company promptly to notify Acquiror if such Acquired Company learns of the occurrence of any event set forth in the preceding sentence after the date hereof and prior to the Closing. All premiums due and payable for the policies of fire, casualty, liability, burglary, fidelity, workers' compensation, vehicular, life and other forms of insurance owned or held by the Acquired Companies have been duly paid or accrued, and each Acquired Company has used its Best Efforts to arrange for all such insurance (or extensions, renewals or replacements thereof) in such amounts and types of coverage to be in full force and effect on the Closing Date.

         3.11    LABOR RELATIONS; COMPLIANCE

         None of the Acquired Companies is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Acquired Companies and currently there are no organizational campaigns, pending petitions or activities seeking recognition of a collective bargaining unit, in any such case, applicable to persons employed by the Acquired Companies. There are currently no strikes, slowdowns, work stoppages or lockouts by or with respect to any employees of the Acquired Companies. To the Knowledge of the Exchangors, no labor problem exists with the Acquired Companies' employees or is imminent, and the Exchangors have no Knowledge of any existing or imminent labor disturbance by the employees of any of the Acquired Companies' suppliers, contractors or customers that could reasonably be expected to have a material adverse effect on its business.

         3.12    BROKERS OR FINDERS





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         Exchangors and their Representatives have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

4.       REPRESENTATIONS AND WARRANTIES OF ACQUIROR

         Acquiror represents and warrants to Exchangors as follows:

         4.1     ORGANIZATION AND GOOD STANDING

         Acquiror is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         4.2     AUTHORITY; NO CONFLICT

                 (a) This Agreement will constitute a legal, valid and binding obligation of Acquiror, enforceable against Acquiror in accordance with its terms upon entry of a Final Order of the Bankruptcy Court confirming a Plan of Reorganization which provides for consummation of the Contemplated Transactions. Thereafter, Acquiror shall have the absolute and unrestricted right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and in connection with the Contemplated Transactions. However, Acquiror will not obtain approval of its Board of Directors for this transaction.

                 (b) Acquiror, before the Closing may occur, must obtain the Consent of the United States Bankruptcy Court for the Contemplated Transactions in the form of a Final Order described above. Acquiror shall use its Best Efforts to obtain (i) the Final Order and (ii) the approval of the creditors and shareholders for the Plan of Reorganization.

                 (c) Except as set forth in Section 4.2 (c), neither the execution and delivery of this Agreement by Acquiror nor the consummation or performance of any of the Contemplated Transactions by Acquiror will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                          (i)     any provision of Acquiror's Organization
Documents as presently in effect or as in effect immediately subsequent to the Closing;

                          (ii)    any resolution adopted by the board of
directors or the stockholders of Acquiror;

                          (iii)   any Legal Requirement or Order to which
Acquiror may be subject; or

                          (iv)    any Contract to which Acquiror is a party or
by which Acquiror may be bound.

                 (d) It is hereby acknowledged by Exchangors that Acquiror's ability to obtain the Final Order is contingent upon the approval of the Plan of Reorganization by both the creditors and shareholders of Acquiror.

Except as set forth in Section 4.2(b) above, Acquiror is not and will not be required to obtain any consent from any Person or Governmental Body in connection with the execution and delivery of this Agreement or the consummation or performance by it of any of the Contemplated Transactions.

         4.3     DISCLOSURE STATEMENT AND PLAN OF REORGANIZATION

                 The Disclosure Statement and Plan of Reorganization is true, accurate and complete, is not misleading in any material respect and does not misstate any material information or omit any material information required to make the statements made not misleading. The terms and conditions of the Disclosure Statement and Plan of Reorganization are incorporated here by reference and if there is a conflict between the Disclosure Statement and Plan of Reorganization and this Agreement, the terms and conditions of the Plan of Reorganization shall govern. Exchangors represent that any information provided to Acquiror which shall be included in the Disclosure Statement and Plan of Reorganization is true, accurate and complete, is not misleading in any material respect and does not misstate any material information or omit any material information required to make the statements made not misleading.

         4.4     SCHEDULE OF CREDITORS

                 The Schedule of Creditors attached hereto as Exhibit 4.4 is true, accurate and complete.

         4.5     INVESTMENT INTENT

         The Acquiror acknowledges that the shares of Acquiror's Stock to be issued pursuant hereto have not been registered under the Act, or under the securities laws of any state of the United States.

         4.6     CERTAIN PROCEEDINGS

         Except for the confirmation of the Plan of Reorganization, there is no pending Proceeding that has been commenced against Acquiror and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Acquiror's Knowledge, no such Proceeding has been Threatened.

         4.7     BROKERS OR FINDERS

                 Acquiror and its officers and Representatives have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Exchangors harmless from any such payment alleged to be due by or through Acquiror as a result of the action of Acquiror or its officers or Representatives.

         4.8     ABSENCE OF UNDISCLOSED LIABILITIES

         Except for the payment of the administrative Bankruptcy Court claims, payment of all priority, secured and unsecured creditors, which claims and creditors will be paid in accordance with the Plan of Reorganization, Acquiror does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, that is not reflected on its financial statements, Schedule of Creditors or otherwise disclosed in writing to Exchangors. Furthermore, Acquiror represents and warrants that Acquiror has sufficient assets to pay any of the before-mentioned administrative claims and creditors.

         4.9     CLASS OF SECURITIES AND REPORTS

         The Acquiror has a class of securities registered under the Exchange Act and all of Acquiror's reports and financial statements required to be filed under the Exchange Act were current on the date Acquiror filed its Petition with the Bankruptcy Court. Furthermore, all of the financial reports required to be filed under the cover of Form 8-K have been filed since the Acquiror filed its Petition with the Bankruptcy Court, except for certain reports and financial statements which are the subject of a "no action" letter from the Securities and Exchange Commission, a copy of which has been provided to Exchangors. Acquiror's Common Stock is a class of securities registered pursuant to the Exchange Act.

         4.10    VALUE OF ACQUIROR

         Acquiror represents that its net asset value at the date of this Agreement is approximately $1.00.

         4.11    NO NEGOTIATION

         Until such time, if any, as this Agreement is terminated pursuant to
Section 9, Acquiror will not, and will cause each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person relating to any transaction involving the sale of the business or assets of Acquiror, or any of the capital stock of or any ownership interest in Acquiror, or any merger, consolidation, business combination, or similar transaction involving Acquiror.

5.       COVENANTS OF EXCHANGORS PRIOR TO CLOSING DATE

         5.1     ACCESS AND INVESTIGATION

         Between the date of this Agreement and the Closing Date, Exchangors will, and will cause each Acquired Company and its Representatives to, (a) afford Acquiror and its Representatives and prospective lenders and their Representatives (collectively, "Acquiror's Advisors") full and free access to each Acquired Company's personnel, properties, contracts, books and records, and other documents and data, upon reasonable notice during normal business hours, (b) furnish Acquiror and Acquiror's Advisors with copies of all such contracts, books and records, and other existing documents and data as Acquiror may reasonably request, and (c) furnish Acquiror and Acquiror's Advisors with such additional financial, operating, and other data and information as Acquiror may reasonably request.

         5.2     OPERATION OF THE BUSINESSES OF THE ACQUIRED COMPANIES

         Between the date of this Agreement and the Closing Date, Exchangors will, and will cause each Acquired Company to:

         (a) conduct the business of such Acquired Company only in the Ordinary Course of Business; and

         (b) use their Best Efforts to preserve intact the current business organization of such Acquired Company, keep available the services of the current officers, employees, and agents of such Acquired Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with such Acquired Company.

         5.3     NOTIFICATION

                 Between the date of this Agreement and the Closing Date, the Exchangors will promptly notify Acquiror in writing if such Exchangors or any Acquired Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Exchangors' representations and warranties as of the date of this Agreement, or if such Exchangor or any Acquired Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty, had such representation or warranty been made as of the time of occurrence or discovery of such fact of condition. Should any such fact or condition require any change in the Agreement or any Exhibit hereto, Exchangors will promptly deliver to Acquiror a supplement to Agreement or such Exhibit specifying such change. During the same period, the Exchangors will promptly notify Acquiror of the occurrence of any breach of any covenant of Exchangors in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in
Section 7 impossible.

         5.4     PAYMENT OF INDEBTEDNESS BY RELATED PERSONS

         Except as expressly provided in this Agreement, Exchangors will cause all indebtedness owed to an Acquired Company by an Exchangor or any Related Person of an Exchangor to be paid in full prior to Closing.

         5.5     NO NEGOTIATION

        Until such time, if any, as this Agreement is terminated pursuant to
Section 9, Exchangors will not, and will cause each Acquired Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public; information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Acquiror) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of any Acquired Company, or any of the capital stock of or any ownership interest in any Acquired Company, or any merger, consolidation, business combination or similar transaction involving any Acquired Company.

         5.6     BEST EFFORTS

                 Between the date of this Agreement and the Closing Date, Exchangors will use their Best efforts to cause the conditions in Sections 7 and 8 to be satisfied.

         5.7     BROKERS OR FINDERS

                 Exchangors and its officers and Representatives have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Acquiror harmless from any such payment alleged to be due by or through Exchangors as a result of the action of Exchangors or its officers or Representatives.

6.       COVENANTS OF ACQUIROR PRIOR TO CLOSING DATE

         6.1     APPROVALS OF GOVERNMENTAL BODIES

         As promptly as practicable after the date of this Agreement, Acquiror will and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions (including all filings with the Bankruptcy Court). Between the date of this Agreement and the Closing Date, Acquiror will, and will cause each Related Person to, cooperate with Exchangors with respect to and use their Best Efforts to facilitate all filings that Exchangors are required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Exchangors in and use their Best Efforts to facilitate obtaining all Consents required by this Agreement; provided that this Agreement will not require Acquiror to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

         6.2     BEST EFFORTS

         Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, Acquiror and Exchangor will use their Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

         6.3     ACQUIROR'S CERTIFIED FINANCIAL STATEMENT

         Acquiror shall permit the accountants for the Acquired Companies to prepare, and shall use its Best Efforts to facilitate the prompt preparation of, audited financial statements of the Acquiror for the past three (3) fiscal years in accordance with the requirements of Form 10-KSB of the Exchange Act. Exchangors shall be responsible for the costs to prepare said audited financial statements.

7.       CONDITIONS PRECEDENT TO ACQUIROR'S OBLIGATION TO CLOSE

         Acquiror's obligation to acquire the Shares and to take the other actions required to be taken by Acquiror at the Closing or otherwise as contemplated hereby or in connection with the Contemplated Transactions is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Acquiror, in whole or in part):

         7.1     ACCURACY OF REPRESENTATIONS

                 (a) All of Exchangors' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually) must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

         7.2     EXCHANGORS' PERFORMANCE

                 (a) All of the covenants and obligations that Exchangors are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

                 (b)      Each document required to be delivered pursuant to
Section 2.4 must have been delivered, and each of the other covenants and obligations of Exchangors must have been performed and complied with in all respects.

         7.3     ADDITIONAL DOCUMENTS

         Each of the following documents must have been delivered to Acquiror:

                 (a) an opinion of Bray Chiocca Rappaport & Rothstadt dated the Closing Date, in the form of Exhibit 7.3(a);

                 (b) such other documents as Acquiror may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in Section 8.4(a), (ii) evidencing the accuracy of any of Exchangors' representations and warranties, (iii) evidencing the performance by the Exchangors of, or the compliance by the Exchangors with, any covenant or obligation required to be performed or complied with by such Exchangors, (iv) evidencing the satisfaction of any condition referred to in this Section 7, or
(v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

         7.4     NO PROCEEDINGS

         Since the date of this Agreement, there must not have been commenced or Threatened against Acquiror, or against any Person affiliated with Acquiror, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that could reasonably be expected to have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

         7.5     NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS

         There must not have been made or Threatened by any Person any claim asserting that such Person is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Acquired Companies.

         7.6     NO PROHIBITION

         Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice of lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Acquiror or any Person affiliated with Acquiror to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

         7.7     BANKRUPTCY COURT APPROVAL

         Acquirors shall have obtained a Final Order of the Bankruptcy Court confirming a Plan of Reorganization which provides for consummation of the Contemplated Transaction.

8.       CONDITIONS PRECEDENT TO EXCHANGORS' OBLIGATION TO CLOSE

         Exchangors' obligation to transfer the Shares and to take the other actions required to be taken by Exchangors at the Closing or otherwise as contemplated hereby or in connection with the Contemplated Transactions is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Exchangors, in whole or in part):

         8.1     ACCURACY OF REPRESENTATIONS

         All of Acquiror's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

         8.2     ACQUIROR'S PERFORMANCE

                 (a) All of the covenants and obligations that Acquiror is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

                 (b) Acquiror must have delivered each of the documents required to be delivered by Acquiror pursuant to Section 2.4 and must have issued the Acquired Stock required to be issued by Acquiror pursuant to Sections 2.4(b)(i).

         8.3     CONSENTS

         Each of the Consents identified in Section 4.2(b) must have been obtained and must be in full force and effect.

         8.4     REVENUE RULING

         Exchangors shall have the right to apply for a Revenue Ruling from the IRS that the transaction shall be tax-free to the Exchangors, but the receipt of said Revenue Ruling shall not be a condition precedent to Closing.

         8.5     ADDITIONAL DOCUMENTS

         The following documents must have been delivered to Exchangors:

                 (a) an opinion of Murray & Murray, dated the Closing Date, in the form of Exhibit 8.5(a); and

                 (b) such other documents as Exchangors may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in Section 8.5 (a), (ii) evidencing the accuracy of any representation or warranty of Acquiror, (iii) evidencing the performance by Acquiror of, or the compliance by Acquiror with, any covenant or obligation required to be performed or complied with by Acquiror, (ii) evidencing the satisfaction of any condition referred to in this Section 8, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

         8.6     NO INJUNCTION

         There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the transfer of the Shares by Exchangors to Acquiror, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

         8.7     STOCK ISSUANCE

         Acquiror shall cancel all of its presently issued and outstanding shares and issue 5,000,000 new shares of Acquiror's Stock to Exchangors and 263,157 new shares to the present shareholders of Acquiror.

         8.8     NO PROCEEDINGS

         Since the date of this Agreement, there must not have been commenced or Threatened against Exchangors, or against any Person affiliated with Exchangors, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or
(b) that could reasonably be expected to have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

9.       TERMINATION

         9.1     TERMINATION  EVENTS

         This Agreement may by notice given prior to or at the Closing, be terminated:

                 (a) by either Acquiror or Exchangors if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

                 (b) (i) by Acquiror if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Acquiror to comply with its obligations under this Agreement) and Acquiror has not waived such condition on or before the Closing Date; or (ii) by Exchangors, if any of the conditions in Section 8 has not been satisfied of the Closing Date or if satisfaction of such condition is or becomes impossible (other than through the failure of Exchangors to comply with their obligations under this Agreement) and Exchangors have not waived such condition on or before the Closing Date; and

                 (c)      by mutual consent of Acquiror and Exchangor.

Notwithstanding the above, either party may cancel this Agreement without any further liability to the other party if this transaction is not Closed prior to June 1, 1998, so long as each party has used their best efforts to Close the transaction.

         9.2     EFFECT OF TERMINATION

         Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 10.2, 10.3, 11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

         9.3.    TERMINATION OR RESCISSION BY EXCHANGORS

                 (a) If there is a Breach of any representation or warranty by Acquiror before the Closing, Exchangors may terminate this Agreement, and the obligations of the parties to each other shall be null and void, except for those obligations provided by Section 11.1.

                 (b) If there is a Breach of any representation or warranty by Acquiror after the Closing, the Exchangors shall have the right to rescind the Contemplated Transactions to the extent consummated and to receive a return of the Stock and Ownership Interest of the Acquired Companies upon return of the Acquiror's Stock issued pursuant to this Agreement. The Exchangors shall have no right to receive any compensation in addition to the return of the Stock and Ownership Interest upon recission of this transaction.

         9.4     EFFECT OF TERMINATION OR RESCISSION BY EXCHANGORS

         The Exchangors' right to terminate or rescind under Section 9.3 is in addition to any other rights they may have under this Agreement or otherwise, and the exercise of a right of termination or rescission will not be an election of remedies. If this Agreement is terminated or rescinded pursuant to
Section 9.3, all further obligations of the parties pursuant to this Agreement, will terminate, except any obligations imposed by Section 9.3 and except that the obligations in Sections 10.2, 10.3, 11.1 and 11.3 will survive.

10.      INDEMNIFICATION; REMEDIES

         10.1    SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE

         Notwithstanding any other provision of this Agreement, the liability of Exchangors or Acquiror for damages for any Breach prior to the Closing shall be limited to the return or retention of the deposit in accordance with Section
11.1 of this Agreement.

         10.2    EXCHANGORS' DAMAGES

         If Acquiror Breaches any covenant or representation contained herein, Exchangors sole right to damages shall be as provided for in Sections 9.3 and
11.1 above.

11.      GENERAL PROVISIONS

         11.1    EXPENSES

         Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of Representatives. Notwithstanding the before-mentioned statement, the Exchangors shall deposit $50,000.00 with Acquiror's counsel, to be held in trust, to be used to pay for the expenses incurred by Acquiror up to $50,000.00, in connection with this transaction. Exchangors shall deposit $25,000.00 upon submission of the draft of this Agreement and $25,000.00 upon Acquiror's filing of the Plan and Disclosure Statement with the Bankruptcy Court. The Deposit shall be returned in full if the Acquiror terminates this transaction, other than pursuant to
Section 9.1(a) or (b) (i). If the Exchangors terminate this transaction, the Exchangors shall forfeit the entire deposit, other than pursuant to Section 9.1(a) or (b) (ii). If the Bankruptcy Court declines to confirm the Plan of Reorganization, the Exchangors shall be responsible for one-half (1/2) of the Acquiror's legal and professional expenses for this transaction up to a maximum of $25,000.

         11.2    PUBLIC ANNOUNCEMENTS

         Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Acquiror determines. Unless consented to by Acquiror in advance or required by Legal Requirements, prior to the Closing Exchangors shall, and shall cause the Acquired Companies to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Exchangors and Acquiror will consult with each other concerning the means by which the Acquired Companies' employees, customers, and suppliers and others having dealings with the Acquired Companies will be informed of the Contemplated Transactions, and Acquiror will have the right to have designated Representatives present for any such communication.

         11.3    CONFIDENTIALITY

         Between the date of this Agreement and the Closing Date, Acquiror and Exchangors will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Acquiror and the Acquired Companies to maintain in confidence, and not use to the detriment of another party or an Acquired Company any written, oral, or other information obtained in confidence from another party or an Acquired Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary in making any filing or obtaining any Consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary in connection with Legal Proceedings.

         If the Contemplated Transactions are not consummated, each party will return or destroy as much of such confidential written information as the other party may reasonably request.

         11.4    MOTION TO PAY ALLOWED CLAIMS

         Exchangors acknowledge that Acquiror intends to file a motion with the Bankruptcy Court seeking authority to pay the allowed claims. Any Order of the Bankruptcy Court permitting the payment of allowed claims shall not be deemed to be a Breach so long as none of the Acquiror's creditors shall have a claim on the assets of the Acquiror after the Closing of the Contemplated Transaction or be deemed a creditor of the Acquiror after the Closing.

         11.5    NOTICES

         All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when
(a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

                 EXCHANGORS:

                 Attention:                Richard S. Greenberg, Ph.D.
                                           100 Misty Lane
                                           P. O. Box 5430
                                           Parsipanny, NJ 07054
                 Facsimile No.:            (201) 560-0400

                 With a copy to:           David J. Levenson, Esq.
                                           Venable, Baetjer, Howard & Civiletti
                                           1201 New York Avenue, N.W., Suite 1000
                                           Washington, DC 20005
                 Facsimile No.:            (202) 962-8300

                 With a copy to:           Daniel M. Stolz, Esq.
                                           Wasserman Jurista & Stolz
                                           225 Millburn Avenue
                                           Millburn, NJ 07041
                 Facsimile No.:            (201) 467-8126

                 ACQUIROR:

                 Attention:                Richard J. Redett
                                           The Redett Management Group
                                           895 San Mateo Drive
                                           Menlo Park, CA 94025
                 Facsimile No.:            (415) 529-0624

                 With a copy to:           Patrick M. Costello, Esq.
                                           Murray & Murray
                                           3030 Hansen Way, Suite 200
                                           Palo Alto, CA 94304-1009
                 Facsimile No.:            (415) 852-9244

         11.6    JURISDICTION; SERVICE OF PROCESS

         Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the Oakland Bankruptcy Court, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         11.7    FURTHER ASSURANCES





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         The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may request for the purpose of carrying out the intent of this Agreement and the Contemplated Transactions and the documents referred to in this Agreement.

         11.8    WAIVER

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.
To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party;
(b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         11.9    ENTIRE AGREEMENT AND MODIFICATION

         This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the Agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         11.10   ASSIGNMENTS, SUCCESSORS AND NO THIRD-PARTY RIGHTS

         Neither Acquiror nor the Exchangors may assign any of their respective rights under this Agreement without the prior consent of the other, which will not be unreasonably withheld. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         11.11   SEVERABILITY





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         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         11.12   SECTION HEADINGS, CONSTRUCTION

         The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         11.13   GOVERNING LAW

         This Agreement will be governed by the laws of the State of Delaware without regard to conflicts of laws principles.

         11.14   COUNTERPARTS

         This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same Agreement.





         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

ACQUIRER:                                        EXCHANGORS:
FOCUS SURGERY, INC.                              ROSEBUD, L.L.C.

BY:                                              BY:
   ---------------------------                      ---------------------------
                                                     RICHARD GREENBERG, MANAGER





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                                                    ---------------------------
                                                          GEORGE GREENBERG


                                                    ---------------------------
                                                          RICHARD GREENBERG





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